UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

November 16, 2012

Date of Report (Date of earliest event reported)

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33211	54-2157878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA 02116

(Address of principal executive offices) (Zip Code)

(617) 848-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November, 16 2012, NewStar Commercial Lease Funding I, LLC (“NCLF”) and NewStar Equipment Finance I, LLC (“NEF”), each a subsidiary of NewStar Financial, Inc. (the “Company”), entered into a Note Purchase Agreement (the “Note Purchase Agreement”) by and among NCLF as the borrower, NEF as the originator, Wells Fargo Bank, National Association as the lender, backup servicer and trustee, and Wells Fargo Securities, LLC as the deal agent, establishing a $75,000,000 revolving credit facility (the “Credit Facility”) secured by equipment leases and loans. Under the Credit Facility, NEF, as servicer for NCLF and the Company as guarantor of the servicer, may borrow under the facility to partially fund eligible new equipment lease and loan origination. Advances under the facility may be drawn repaid and drawn again, subject to availability under a borrowing base, for a period of two years ending on November 16, 2014, which may be terminated early or extended as provided in the Note Purchase Agreement. The Credit Facility matures on November 16, 2016, subject to early termination or extension as provided in the Note Purchase Agreement.

The terms of the Note Purchase Agreement are substantially similar in nature to the terms of the credit facility the Company entered into on January 25, 2011 with Wells Fargo Bank, National Association, as described in Item 1.02 below. Among other things, the new terms of the Note Purchase Agreement permit for the funding of a broader set of equipment finance leases and loans and add certain collateral eligibility restrictions related to these products as compared to the Company’s previous equipment finance lease and loan credit facility.

The Note Purchase Agreement provides for usual and customary events of default and servicer defaults for asset backed credit facilities of this nature, including, but not limited to nonpayment, breach of covenants, misrepresentations and bankruptcy. Upon an occurrence of an event of default, the deal agent may foreclose upon and accelerate the maturity date of this facility.

The foregoing description of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement which has been filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 1.02	Termination of a Material Definitive Agreement.

The Note Purchase Agreement described in Item 1.01 above replaces the credit facility the Company and NEF entered into with Wells Fargo Bank, National Association as the lender, backup servicer and trustee and Wells Fargo Securities, LLC as the deal agent pursuant to a Note Purchase Agreement dated as of January 25, 2011 (the “Previous Note Purchase Agreement”), to finance equipment leases originated by the Company. The material terms of the Previous Note Purchase Agreement are set forth in Item 1.01 and Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 26, 2011. The Previous Note Purchase Agreement was terminated concurrently with entering into the Note Purchase Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Note Purchase Agreement, dated as of November 16, 2012, by and among NewStar Commercial Lease Funding I, LLC, NewStar Equipment Finance I, LLC, Wells Fargo Bank, National Association, and Wells Fargo Securities, LLC. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL INC.

Date: November 16, 2012	By:	/s/ JOHN KIRBY BRAY
John Kirby Bray
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Note Purchase Agreement, dated as of November 16, 2012, by and among NewStar Commercial Lease Funding I, LLC, NewStar Equipment Finance I, LLC, Wells Fargo Bank, National Association, and Wells Fargo Securities, LLC. Filed herewith.